UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 11, 2025

Frontier Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40304	46-3681866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4545 Airport Way

Denver, CO 80239

(720) 374-4550

(Address of principal executive offices, including zip code, and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ULCC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On February 11, 2025, Spirit Airlines, Inc. (“Spirit”) issued a press release regarding a revised proposal relating to a potential business combination provided by Frontier Group Holdings, Inc. (the “Company”), parent company of Frontier Airlines, Inc.

The Company confirms that it made a revised proposal to combine with Spirit in a transaction that provided for, among other things, the issuance of $400.0 million principal amount of debt by the Company and 19.0% of the Company’s common equity at the closing of the transaction, to be distributed to the Holders of Senior Secured Notes, 2025 Convertible Notes, 2026 Convertible Notes and Existing Interests (each as defined in the First Amended Joint Chapter 11 Plan of Reorganization of Spirit Airlines, Inc. and its Debtor Affiliates, as filed with the United States Bankruptcy Court for the Southern District of New York on January 15, 2025). The Company’s revised proposal also eliminated the requirement that Spirit complete its $350 million equity rights offering. A copy of the correspondence between Citigroup Global Markets Inc., financial advisor to the Company, and Perella Weinberg Partners LP, financial advisor to Spirit, is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. Presentations provided to Spirit, which outline the terms of the Company’s proposal and the benefits of such proposal for Spirit’s stakeholders, are furnished as Exhibits 99.2 and 99.6 to this Current Report on Form 8-K and are incorporated by reference herein. Copies of the letters between the Company and Spirit are furnished as Exhibits 99.3 and 99.5 to this Current Report on Form 8-K and are incorporated by reference herein. A presentation provided to the Company, which outlines the terms of Spirit’s counterproposal, is furnished as Exhibit 99.4 to this Current Report on Form 8-K and is incorporated by reference herein.

No agreement has been reached between the parties in relation to the structure, value or terms of a transaction. Further, Spirit has stated in its most recent public disclosure its intention to advance and conclude its standalone restructuring process in lieu of a transaction with the Company.

The information in this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any general incorporation language in such filing, except as expressly set forth by reference in such filing.

Cautionary Statement Regarding Forward-Looking Statements and Information

Certain statements in this communication should be considered forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company’s current expectations and beliefs with respect to certain current and future events and anticipated financial and operating performance. Words such as “expects,” “will,” “would”, “plans,” “intends,” “anticipates,” “indicates,” “remains,” “believes,” “estimates,” “forecast,” “guidance,” “outlook,” “goals,” “targets” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this communication are based upon information available to the Company on the date of this report. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Actual results could differ materially from these forward-looking statements due to numerous risks and uncertainties, including as to whether the Company and Spirit will further pursue, enter into or consummate the proposed transaction or any transaction, on the terms set forth in the proposal or on any other terms, or the timing thereof, as well as other risks and uncertainties set forth from time to time under the sections captioned “Risk Factors” in the Company’s reports and other documents filed with the Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on February 20, 2024, and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, which was filed with the SEC on May 2, 2024.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Correspondence, dated February 4, 2025.

99.2	Presentation, dated February 4, 2025.

99.3	Letter from Spirit, dated February 7, 2025.

99.4	Presentation, dated February 7, 2025.

99.5	Letter to Spirit, dated February 10, 2025.

99.6	Presentation, dated February 10, 2025.

104	Cover page interactive data file (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER GROUP HOLDINGS, INC.

Date: February 12, 2025	By:	/s/ Howard M. Diamond
Howard M. Diamond
Executive Vice President, Legal and Corporate Affairs